Exhibit 10.77
NORTEL NETWORKS
SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN
ADOPTION OF AMENDMENT
WHEREAS Nortel Networks Limited (“Nortel”) sponsors and maintains the Nortel Networks Supplementary Executive Retirement Plan (the “Plan”);
AND WHEREAS Nortel reserves the right to amend the Plan pursuant to section 6.1 of the Plan;
AND WHEREAS the Board of Directors of Nortel (“Board”) approved, in its meeting of June 2, 2006, important changes to the Plan, which were announced June 27, 2006;
AND WHEREAS those changes are reflected and detailed in the attached amendment to the Plan;
AND WHEREAS the amendments were proposed by the Retirement Plan Committee (“RPC”), a Nortel management committee, to which Nortel has delegated the authority to act as administrator of the Plan;
AND WHEREAS the amendments proposed by the RPC have been reviewed and approved by the additional committees and entities required for approval of such an amendment pursuant to the applicable governance mandates for the Plan, with the final approval granted by the Pension Investment Committee;
NOW THEREFORE, the following amendments to the Plan are approved, such amendments to be effective January 1, 2008, and the following individuals are hereby authorized to execute such amendments: any officer of Nortel. Such individuals are also authorized to execute and give effect to a subsequent restatement of the Plan which incorporates these amendments and the amendments adopted to achieve compliance with Section 409A of the U. S. Internal Revenue Code.
1. Section 2 of the Plan is amended by adding, in the appropriate alphabetical order, the following definitions.
“Earnings Termination Date” means:
(a)	in the case of a Grandfathered Executive, the date of termination of employment;

(b)	in the case of a Temporarily Grandfathered Executive who does not become a Grandfathered Executive and who does not return to active employment with the Corporation or an affiliate or subsidiary of the Corporation, the date of termination of employment;

(c)	in the case of a Temporarily Grandfathered Executive who does not become a Grandfathered Executive and who returns to active employment, on a particular

Supplementary Executive Retirement Plan
Amendment

date, with the Corporation or an affiliate or subsidiary of the Corporation, the particular date;
(d)	in any other case, the earlier of the date of termination of employment and December 31, 2007.”
““Grandfathered Executive” means an Executive who, as of December 31, 2007:
(a)	has at least 30 Actual Years of Service;

(b)	has attained age 55, where the total of the Executive’s age and Actual Years of Service equals at least 70 years; or

(c)	has attained age 60;
and includes
(d)	an Executive who, on June 27, 2006, was on a special leave of absence before retirement, as provided under the Corporation’s policies with respect to such leaves of absence; and

(e)	a Temporarily Grandfathered Executive who returns to active employment with the Corporation at a particular date and who, as of December 31, 2007, meets the requirements of any of paragraphs (a) to (c) of this definition.”
““Temporarily Grandfathered Executive” means an Executive who, as of December 31, 2007, is absent from work and is being paid benefits under the Corporation’s Long Term Disability Plan. An Executive ceases to be a Temporarily Grandfathered Executive on the date, if any, that the Executive returns to active employment with the Corporation or an affiliate or subsidiary of the Corporation.”
2. Section 2 of the Plan is amended by adding to the definition “Actual Years of Service” the following paragraph:
““Actual Years of Service” does not include:
(a)	in the case of a Temporarily Grandfathered Executive who does not become a Grandfathered Executive, any period after the Executive returns to active employment with the Corporation or an affiliate or subsidiary of the Corporation;

(b)	in the case of an Executive who is neither a Grandfathered Executive nor an Executive described in paragraph (a) of this definition, any period after 2007.”
3. Section 2 of the Plan is amended by adding to the definition “Capital Accumulation and Retirement Program” the following sentence:
“After 2007, the Investor Option will no longer be offered.”
4. Section 2 of the Plan is amended by deleting the definition “Final Average Earnings” and by substituting the following:

Supplementary Executive Retirement Plan
Amendment

““Final Average Earnings”, in relation to an Executive, means:
(a)	with respect to the calculation of a SERP I and SERP II benefit, the average of the three (3) highest consecutive years of Earnings of the Executive before the Executive’s Earnings Termination Date; and

(b)	with respect to the calculation of a SERP III benefit, the average of the three (3) highest consecutive years of Earnings of the Executive during the last ten (10) years of the Executive’s employment with Nortel Networks before the Executive’s Earnings Termination Date.”
5. Section 2 of the Plan is amended by adding to the definition “Percentage Credit” the following paragraph:
“For greater certainty, no credit shall be attributed:
(a)	in the case of a Temporarily Grandfathered Executive who does not become a Grandfathered Executive, to any year or part year after the Executive returns to active employment with the Corporation or an affiliate or subsidiary of the Corporation;

(b)	in the case of an Executive who is neither a Grandfathered Executive nor an Executive described in paragraph (a) of this definition, to any year after 2007.”
6. Section 2 of the Plan is amended by changing the last sentence of the first paragraph to read as follows and by adding to the definition “Retirement” and “Retired”, the following subsection “(f)”:
“However, satisfaction of the conditions described in subsections (d), (e), and (f) below shall not qualify an Executive for a SERP I Benefit:”
     “(f) the termination of employment is a “Termination Due to Change in Control” as defined under the Nortel Networks Corporation Change in Control Plan (the “CIC Plan”) as approved May 31, 2007, section 4.1(h) and the “Specified Executive” (as defined under the CIC Plan) has attained fifty (50) years of age on or before the “Termination Date” (as defined under the CIC Plan).”
7. Section 3 of the Plan is amended by deleting the first sentence of the second paragraph and by substituting the following sentence:
“To qualify as an Executive, such an employee must also have been a participant in the Traditional Option before 2008.”
8. Section 6.2 of the Plan is amended by deleting paragraphs (a) and (b) and by substituting the following:

Supplementary Executive Retirement Plan
Amendment

“(a)	Executives who transfer either to/from Canada/US will be given the options available in the Capital Accumulation and Retirement Program in the new country that are open to such Executive. If the Executive elects the Balanced Option or the Investor Option before 2008 upon his or her transfer to the new country, his or her participation in the SERP will be suspended during his or her employment in the new country.

(b)	If the Executive returns to the country of origin and if the Executive recommences participation in the Traditional option in accordance with policy established in the country of origin, the Executive will accrue SERP benefits with respect to the service after the return to the country of origin. If the Executive elects the Balanced or the Investor option before 2008 upon return to the country of origin in accordance with the policy established in the country of origin, the Executive would forfeit all SERP Benefits, even for service earned during the period preceding the initial transfer.”
* * * * *
I hereby execute the foregoing amendment to the Plan, effective January 1, 2008, for and on behalf of Nortel Networks Limited and in accordance with the approvals granted pursuant to the governance mandates that are applicable to the Plan.

Signature:	/s/ Gordon A. Davies
Title: Gordon A. Davies, General Counsel — Corporate and Corporate Secretary
Date: December 19, 2007

Signature:	/s/ T. Connelly McGilley
Title: Tracy S.J. Connelly McGilley, Assistant Secretary
Date: December 20, 2007

CODE SECTION 409A AMENDMENT
TO THE
NORTEL NETWORKS SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN
      WHEREAS, Nortel Networks Limited (the “Company”) sponsors the Nortel Networks Supplementary Executive Retirement Plan (the “Plan”) and has reserved the right to amend the Plan at any time; and
     WHEREAS, the Plan provides for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”); and
      WHEREAS, the Company desires to amend the Plan to comply with Code Section 409A and the regulations promulgated thereunder; and
      WHEREAS, the Retirement Plan Committee proposed this amendment and the other committees responsible for review and approval of such an amendment have granted such approvals in accordance with the governance mandates applicable to the Plan;
      NOW, THEREFORE, the Plan is hereby amended, solely with respect to the portion of any Plan benefit which accrues, ceases to be subject to a substantial risk of forfeiture, or both, after 2004, provided such benefits are benefits not excluded under the “foreign plan” exception of Code Section 409A, as follows; and
      FURTHER, and officer of the Company is hereby authorized to execute the amendment and perform such other acts as may be necessary to put the amendment into effect and to approve any minor, non-material corrections to this amendment; and
      FURTHER, the Retirement Plan Committee is authorized to review and adopt a restatement of the Plan which incorporates these amendments:
1.
Effective January 1, 2005, and ending December 31, 2007, the existing provisions of the Plan shall be administered in accordance with a good faith, reasonable interpretation of Code Section 409A, including Treasury Department and legislative guidance upon which good faith reliance is permitted for such period. Effective December 31, 2007, the provisions of this Amendment shall apply with respect to the provisions of the Plan affecting the time and method of payment of Non-Grandfathered Benefits. Effective January 1, 2008, the following provisions of this Amendment shall apply in their entirety with respect to Non-Grandfathered Benefits.
2.
Section 2 of the Plan is amended by adding the following definitions for purposes of applying the provisions of this Amendment:
“Grandfathered Benefit” shall mean the portion of the Total Retirement Benefit representing the value of the vested accrued benefit under the Plan as of December 31, 2004.
“Non-Grandfathered Benefit” shall mean the portion of the Total Retirement Benefit representing the benefit of an Executive under the Plan which is either accrued or ceases to be

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subject to a substantial risk of forfeiture after 2004, i.e., any Plan benefit other than a Grandfathered Benefit. Only those benefits which are not exempt under the foreign plan rules of Code Section 409A shall be deemed Non-Grandfathered Benefits.
“Specified Executive” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company.
“Termination of Employment” means the termination of the Executive’s employment with the Company for reasons other than death. Whether a Termination of Employment takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination. A change in the Executive’s employment status will not be considered a Termination of Employment if:
a.	the Executive continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

b.	the Executive continues to provide services to the Company in a capacity other than as an employee of the Company at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).
For purposes of this Amendment the definition of “Termination of Employment” shall apply to all uses of such term, whether capitalized or not.
3.
Section 8.1(b) of the Plan is amended to add the following language to the end thereof:
“Notwithstanding the foregoing, any Non-Grandfathered Benefit payable hereunder shall be paid in the form of a payment monthly for a period of fifteen (15) years with the Spouse as the beneficiary (or in a lump sum payment if the value of the benefit is $50,000 or less) following the Executive’s Retirement. If there is no Spouse, the Executive may elect another individual to be the beneficiary with respect to the remaining portion of the payment monthly for fifteen (15) years.”
4.
Section 8.1(c) of the Plan is amended to add the following language to the end thereof:

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“Notwithstanding the foregoing, any Non-Grandfathered Benefit payable hereunder shall be paid in the form of a payment monthly for a period of fifteen (15) years with the Spouse as the beneficiary (or in a lump sum payment if the value of the benefit is $50,000 or less) following the Executive’s Retirement. If there is no Spouse, the Executive may elect another individual to be the beneficiary with respect to the remaining portion of the payment monthly for fifteen (15) years.”
5.
Section 8 of the Plan is amended by adding, as a new section 8.4, the following:
           “8.4 Restriction on Timing of Distributions.
Notwithstanding any provision of this Plan to the contrary, if the Executive is considered a Specified Employee at Retirement under such procedures as established by the Company in accordance with Section 409A of the Code, distributions of Non-Grandfathered Benefits that are made upon Retirement may not commence earlier than six (6) months after the date of such Termination of Employment. Therefore, in the event this Section 8.4 is applicable to the Executive, any distribution of Non-Grandfathered Benefits which would otherwise be paid to the Executive within the first six months following the Termination of Employment shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Termination of Employment. All subsequent distributions shall be paid in the manner specified.”
6.
Plan Section 11 “Amendment, Termination” is hereby amended to add the following to the end thereof:
“Effective January 1, 2008, the Plan will only permit an acceleration of the time and form of payment of Non-Grandfathered Benefits where the right to the payment arises in accordance with the following:
(a) Within thirty (30) days before or twelve (12) months after a Change in Control, as such is defined under Code Section 409A and the regulations promulgated thereunder, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Company’s arrangements which are substantially similar to the Plan are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;
(b) Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Executive’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

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(c) Upon the Company’s termination of this and all other arrangements that would be aggregated with this Plan pursuant to Treasury Regulations Section 1.409A-1(c) if the Executive participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement;
In the event of an occurrence described in (a), (b), or (c) above, the Company may distribute a Non-Grandfathered Benefit to the Executive in a lump sum subject to the above terms.”
7.
The provisions of this Plan which apply to Non-Grandfathered Benefits are intended to be applied in a manner consistent with the requirements of Code Section 409A, and will be construed accordingly. However, the Company shall bear no responsibility for any determination by any other person or persons that the arrangement or the administration thereof is subject to the tax provisions of Code Section 409A.
      IN WITNESS WHEREOF, the undersigned duly authorized officer or delegate of the Company has caused this Amendment to be adopted by affixing his or her Signature hereto.

DATED the                      day of                                         , 2007.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
	Title:	Gordon A. Davies, General Counsel — Corporate and Corporate Secretary
	Date:	December 19, 2007

By:	/s/ T. Connelly McGilley
	Title:	Tracy S.J. Connelly McGilley, Assistant Secretary
	Date:	December 20, 2007

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